FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




                        Crown Castle International Corp.

 ...............................................................................

             (Exact name of registrant as specified in its charter)


            Delaware                                 76-0470458
 ........................................   ....................................
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


 510 Bering Drive, Suite 500, Houston, Texas                  77057
 ............................................            .......................
(Address of principal executives offices)                   (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered

Rights to Purchase Series A Participating        New York Stock Exchange
      Cumulative Preferred Stock

 .......................................        ................................

 .......................................        ................................

 .......................................        ................................

 .......................................        ................................


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)


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                                (Title of Class)




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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.       Description of Registrant's Securities to be Registered.

     A description of the Rights to Purchase Series A Participating Cumulative Preferred Stock of Crown Castle International Corp., a Delaware corporation (the "Company"), is set forth under the heading "Description of Capital Stock--Rights Plan" in the Company's Registration Statement on Form S-3 dated July 17, 2000 (Registration No. 333-41106), and is incorporated herein by reference.

Item 2.       Exhibits.

1. Form of Amended and Restated Rights Agreement dated as of September 18, 2000, between Crown Castle International Corp., a Delaware corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit 6 to the Company's Registration Statement Amendment No. 1 on Form 8-A/A (Registration No. 333-57283) filed on September 19, 2000.



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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CROWN CASTLE INTERNATIONAL CORP.

                                             by /s/ Donald J. Reid
                                               -----------------------------
                                               Name:  Donald J. Reid
                                               Title: Associate General Counsel
                                                      and Secretary


Date:  April 11, 2001



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INDEX OF EXHIBITS

Exhibit       Title

1 Amended and Restated Rights Agreement dated as of September 18, 2000, between Crown Castle International Corp. and Chase Mellon Shareholder Services, as Rights Agent. Incorporated by reference to Exhibit 6 to the Company's Registration Statement Amendment No. 1 on Form 8-A/A (Registration No. 333-57283) filed on September 19, 2000.